MISSOURI FUTURE ADVANCE DEED OF TRUST
                             AND SECURITY AGREEMENT

                          SECURING FUTURE ADVANCES AND
                            FUTURE OBLIGATIONS NOT TO
                          EXCEED $5,000,000.00 PURSUANT
                            TO SECTION 443.055 RSMo.

         This Missouri Future Advance Deed of Trust and Security Agreement (hereinafter referred to as "Deed of Trust") entered into this 16th day of October, 1997, by K-V Pharmaceutical Company, a Delaware corporation (hereinafter referred to as "Grantor," whether one or more), whose address for notice hereunder is 2503 South Hanley Road, St. Louis, Missouri 63144 to Franklin D. Weihe, Hillsboro Title Company, Highway 21 and 3rd Street, Hillsboro, MO 63050 ("Trustee"), as trustee for the benefit of LaSalle National Bank, a national banking association, having a principal office at 135 South LaSalle Street, Chicago, Illinois 60603 ("Beneficiary").

                              W I T N E S S E T H:

            THIS DEED OF TRUST SECURES FUTURE ADVANCES OR OBLIGATIONS
                      PURSUANT TO R.S. MO. SECTION 443.055

         WHEREAS, Grantor has executed and delivered to Beneficiary a Reimbursement Agreement effective as of even date herewith (hereinafter as originally executed and as amended, modified or supplemented from time to time, the "Reimbursement Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Reimbursement Agreement.

                                    ARTICLE I

                                   DEFINITIONS

         I.1 As used herein, the following terms shall have the following meanings:

                  (a) Affiliate: As to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member of trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

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                  (b)  Beneficiary:  LaSalle  National  Bank, and the subsequent party or parties, from time to time, to the Reimbursement Agreement.

                  (c) Debtor Relief Laws: The term Debtor Relief Laws shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

                  (d) Event of Default: Any happening or occurrence described in
         Article VI herein.

                  (e) Escrowed Sums: The amounts paid by Grantor to Beneficiary pursuant to paragraph 11.14 hereof to be held by Beneficiary in a fund for the payment of Impositions and insurance premiums.

                  (f) Financial Statements: The balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in cash flow, schedules of sources and applications of funds, and other financial information of Grantor or the Guarantors heretofore furnished to Beneficiary or required to be furnished to Beneficiary under the terms of this Deed of Trust or any other of the Security Documents from time to time, which statements shall be prepared in accordance with generally accepted accounting principles consistently applied or such other form as shall be reasonably acceptable to Beneficiary and shall be certified by Grantor or the Guarantors, as appropriate.

                  (g) Fixtures: All materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Missouri, other than those owned by tenants under any lease. The term "Fixture" shall include, without limitation, all items of Personalty to the extent that the same may be deemed fixtures under applicable law.

                  (h) Governmental Authority: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  (i) Governmental Requirements: The term Governmental Requirements shall mean all statutes, laws, ordinances, orders, writs, injunctions, decrees, rules and regulations of any Governmental Authority applicable to Grantor, the Mortgaged Property or the Improvements.

                  (j) Grantor: The above defined Grantor and any and all subsequent record or equitable owners of the Mortgaged Property.


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                  (k) Impositions:  All real estate and personal property taxes;
         water, gas, sewer, electricity and other utility rates and charges; charges imposed pursuant to any subdivision, planned unit development or condominium declaration or restrictions; charges for any easement, license or agreement maintained for the benefit of the Mortgaged
         Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof by entities with the legal right or authority to so assess, levy or impose.

                  (l) Improvements: Any and all buildings, structures, open parking areas and other improvements, and any and all accessions, additions, replacements, substitutions or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

                  (m) Indebtedness: The principal of, including future advances of said principal amount, interest on and all other amounts and payments due under or secured by the Reimbursement Agreement and the other Security Documents, together with all funds hereafter advanced by Beneficiary to or for the benefit of Grantor (including, without limiting the generality of the foregoing, advances to protect the security of and costs of enforcement under the Reimbursement Agreement, this Deed of Trust or the other Security Documents), and all other indebtedness of whatever kind or character, direct or indirect, absolute or contingent, owing or which may hereafter become owing by Grantor to Beneficiary, whether such indebtedness is evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Grantor may hereafter become indebted to Beneficiary in further sum or sums including, without limitation, the obligation of the Grantor to reimburse the Beneficiary with interest for all amounts paid by the Beneficiary on account of the Beneficiary's letter of credit (the "Letter of Credit") in the original principal amount of Two Million Six Hundred Thousand and 00/100 ($2,600,000.00) for the account of Grantor and for the benefit of Mark Twain Bank, a bank with its principal office in St. Louis Missouri, as trustee under an Indenture of Trust (the "Trust Indenture") between such trustee and the Industrial Development Authority of the County of St. Louis, Missouri (the "Issuer") dated as of November 1, 1989, pursuant to which were issued the Issuer's Private Activity Refunding and Revenue Bonds Series 1989(F) (K-V Pharmaceutical Company Project). The total principal amount of Indebtedness secured by this Deed of Trust, excluding accrued interest (whether or not added to principal) and costs, fees and charges and further excluding advances described in subsection 3 of Section 443.055 R.S.Mo. (as the same may be amended from time to time) and advances by Beneficiary for other purposes authorized by this Deed of Trust shall not exceed Five Million and 00/100 Dollars ($5,000,000.00).

                  (n) Land: The real estate or any interest therein described on Exhibit "A" attached hereto and made a part hereof, together with all Improvements and fixtures and all rights, titles and interests appurtenant thereto.

                  (o) Leases: All of the right, title and interest of Grantor in and to any and all Real Estate Leases and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant Grantor an interest in the Personalty.

                  (p) Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor or the Mortgaged Property, including but not limited to those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof,
         (ii) Grantor's presently or subsequently effective by-laws and articles of incorporation, or any instruments establishing any partnership, limited partnership, joint venture, trust or other form of business association (if either, both or all by any of same), (iii) any and all Leases and other contracts (written or oral) of any nature to which Grantor may be bound and (iv) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

                  (q) Mortgaged Property: The Land, Improvements, Fixtures, Personalty, Leases and Rents, together with:

                           (i) all rights, privileges, tenements, hereditaments,
                  rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part therein or thereof;

                           (ii) all betterments, accessions, additions, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

                           (iii) all other  interest of every kind and character
                  which Grantor now has or at anytime hereafter acquires in and to the above-described real and personal property and all property which is used in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of Grantor with respect to such property. In the event the estate of Grantor in and to any of the Land and Improvements is a leasehold estate, this conveyance shall include and the lien, security interest and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest or rights which may exist now or at any time be acquired by Grantor in or to the property demised under the lease creating such leasehold estate and including Grantor's rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Grantor, such fee simple interest shall be encumbered by this Mortgage in the same manner as if Grantor had fee simple title to such property as of the date of execution hereof; and

                           (iv) any and all other security and collateral of any
                  nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.

         As used in this Deed of Trust, the term "Mortgaged Property" is expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

                  (r) Obligations: Any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor to Beneficiary, Trustee or others as set forth in the Security Documents, and/or any other documents or instruments executed in connection with the Indebtedness.

                  (s) Permitted Encumbrances: The outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) as set forth on Exhibit "B" attached hereto and made a part hereof, if any, existing financing statements, if any, not required to be released by Beneficiary of even date herewith and to the extent permitted pursuant to Section 5.4 of this Deed of Trust, (i) the rights of the lessors under any Leases other than Real Estate Leases wherein Grantor is the lessee, (ii) purchase money security interests in Personalty, and (iii) any financing statements evidencing the foregoing.

                  (t) Person: An individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                  (u) Personalty: All of the right, title and interest of Grantor in and to all tangible and intangible personal property which is now or becomes attached to, installed on or placed on or used on or in connection with or which is acquired for such attachment, installation, placement or use, or which arises out of the development, improvement, financing, leasing, sale, operation or use of the Land, Improvements, Fixtures or other goods located on the Land or Improvements, and with respect to all of the foregoing, whether now owned or at any time hereafter acquired, including, but not limited to:

                           (i) all furnishings,  building  materials,  supplies,
                  machines, engines, boilers, stokers, pumps, fans, vents, blowers, dynamos, furnaces, elevators, ducts, shafts, pipes, furniture, cabinets, shades, blinds, screens; plumbing, heating, air conditioning, lighting, lifting, ventilating, refrigerating, cooking, medical, laundry and incinerating equipment; partitions, drapes, carpets, rugs and other floor coverings, awnings; call and sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, swimming pools, compressors, vacuum cleaning systems; disposals, dishwashers, ranges, ovens, kitchen equipment, cafeteria equipment and recreational equipment, to the extent the same constitutes real property in the state in which the Mortgaged Property is located;

                           (ii) all items  relating to the design,  development,
                  operation, management and use of the Land, the Improvements and the Fixtures, including, but not limited to: (w) all names under which or by which the Land, the Improvements and the Fixtures, may at any time be owned and operated under, any such names or any variant thereof, and all goodwill in any way relating to the Land, the Improvements and the Fixtures; (x) all permits, licenses, authorizations, variances, trademarks, service marks, trade names, symbols, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Land, the Improvements and the Fixtures; and (y) to the extent allowed or permitted, all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupation or operation of the Land, the Improvements and the Fixtures; and

                           (iii) all  evidence of  ownership  of any part of the
                  Land, the Improvements, and the Fixtures that is owned by Grantor in common with others, including all water stock relating to the Land, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Land;

                           (iv) any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies and the proceeds therefrom, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Land and the Improvements including, without limitation, maintenance agreements, service contracts and all contracts and agreements for the operation, management and leasing of the Land and/or the Improvements;

                           (v) all water,  water stock,  water capacity or other
                  water rights, licenses, permits, warranties, irrigation rights, oil and gas rights, minerals, crops and timber, and wastewater and storm drainage discharge capacity attributable or allowable to all or any portion of the Land, the Improvements;

                           (vi) all rights,  titles and  interests in and to all
                  of the plans, specifications, drawings, surveys, maps and plats, including, but not limited to, plot plans, foundation plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering studies and analyses heretofore or hereafter prepared by any architect or engineer in respect to the Land, Improvements or Fixtures;

                           (vii) all of Grantor's  right,  title and interest in
                  and to any award, remuneration, settlement of compensation heretofore made or hereafter to be made by any Governmental Authority to Grantor, including those for any vacation of, change of grade in, any streets affecting the Land or the Improvements;

                           (viii) all of Grantor's right,  title and interest in
                  and to all proceeds arising from or by virtue of the sale, lease or other disposal of all or any part of the Mortgaged Property (consent to same not granted or to be implied hereby); and, all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Mortgaged Property; and

                           (ix)   all   additions,   accessions,    accessories,
                  amendments, modifications, extensions, renewals and enlargements, and additions to, substitutions for the products thereof, and all proceeds, whether cash proceeds or noncash proceeds, and including insurance and condemnation proceeds, received when any of the foregoing property described in (i) through (ix) above (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily or when earlier received.

                  Notwithstanding any of the foregoing to the contrary, accounts receivables for medical services rendered in connection with the operation of a hospital on the Land are specifically excluded from, and not covered by the term "Personalty."

                  (v) Real Estate Leases: All of the lessor's right, title and interest in and to any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract, mine, reside in, sell or use the Land, Improvements or Fixtures.

                  (w) Rents: All of the rents, revenues, income, proceeds, royalties, profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting or otherwise enjoying or using the Mortgaged Property.

                  (x) Security Documents: The Reimbursement Agreement, the Security Agreement, this Deed of Trust, the Letter of Credit, the Assignment of Rents and Leases and any and all other documents now or hereafter executed by Grantor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations, as same may be amended.

                  (y) Trustee: Franklin D. Weihe, Hillsboro Title Company, Highway 21 and 3rd Street, Hillsboro, MO 63050 and any other successor trustee hereunder.

                                   ARTICLE II

                                      GRANT

         II.1 For and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the further consideration of the uses, purposes and trusts hereinafter set forth, and to secure the punctual payment by Grantor when due, whether at stated maturity, by acceleration or otherwise of the Indebtedness and the performance and observance of the Obligations, Grantor has and does hereby grant, bargain, sell, mortgage, warrant, convey, remise, release, assign, transfer, grant a security interest in, set over, deliver and confirm unto Trustee (and, where the nature of any of the following property requires a grant directly to Beneficiary to create a valid and enforceable security interest, unto Beneficiary) and his (or its) substitutes, successors and assigns upon the terms and conditions of this Deed of Trust, with power of sale as provided herein, all of the estate, right, title and interest of Grantor in, to and under or derived from the Mortgaged Property whether now owned or hereafter acquired, including the products and proceeds thereof and additions and accessions thereto.

                                   ARTICLE III

                         WARRANTIES AND REPRESENTATIONS

         Grantor hereby unconditionally warrants and represents to Beneficiary as of the date hereof as follows:

         III.1 Organization and Power: (a) That Grantor is duly organized, and validly existing under the laws of the State of Delaware, all in accordance with applicable Legal Requirements, and the articles of incorporation and by-laws of Grantor are in full force and effect and have not been amended or changed except as previously disclosed to Beneficiary in writing; (b) no proceeding is pending, planned or threatened for the dissolution or annulment of Grantor; (c) all licenses, filing fees, income and other taxes due and payable by Grantor have been paid in full; (d) all conditions prerequisite to Grantor doing business in Missouri have been done; (e) Grantor is in good standing in Delaware and Missouri; and (f) Grantor has all requisite power and authority to own, lease, operate and encumber the Mortgaged Property.

         III.2 Validity of Documents: The execution, delivery and performance by Grantor of the Security Documents and the borrowing evidenced by the Reimbursement Agreement are within Grantor's powers and have been duly authorized by Grantors and all other requisite corporate action; (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon Grantor's property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute legal, valid and binding obligations of Grantor obligated under the terms of the Security Documents in accordance with their respective terms, and Grantor has full and lawful authority to bargain, grant, sell, mortgage, assign, transfer and convey all of the Mortgaged Property as set forth herein.

         III.3 Information: All information, reports, papers and data given to Beneficiary with respect to Grantor or the Mortgaged Property (excluding any projections or forecasts) are accurate, complete and correct in all material respects as of the date hereof and to the best knowledge of Grantor, do not omit any fact the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

         III.4 Title to Mortgaged Property and Lien of this Instrument: Grantor has good and indefeasible title in fee simple to the Land described on Exhibit "A" attached hereto, and good and indefeasible title to the Improvements, the Fixtures and Personalty, Leases and Rents, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Deed of Trust constitutes a valid, subsisting, first lien deed of trust on the Land, the Improvements, the Fixtures and a valid, subsisting first security interest in and to the Personalty, all in accordance with the terms hereof.

         III.5 Taxes and Other Payments: Grantor has filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Grantor, and Grantor does not know of any basis for any additional assessment in respect of any such taxes. Grantor has paid or will pay in full in a commercially reasonable time and manner all sums owing or claimed for labor, material, supplies, personal property (whether or not constituting a Fixture hereunder) and services of every kind and character used, furnished or installed in the Mortgaged Property which Grantor is obligated to pay.

         III.6 Litigation: There are no actions, suits or proceedings pending or, to the knowledge of Grantor, threatened against or affecting the Mortgaged Property or involving the validity or enforceability of this Deed of Trust or the priority of the lien and security interest hereof, and no event has occurred (including specifically Grantor's execution of the Security Documents and its consummation of the loan represented thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Grantor's property other than the lien and security interest created by the Security Documents.

         III.7 The Financial Statements: To the best of Grantor's knowledge the Financial Statements are true, correct, and complete as of the dates specified therein and fully and accurately present in all material respects the financial condition of Grantor as of the date thereof. No material adverse change has occurred in the financial condition of Grantor since the date of the most recent Financial Statements delivered to Beneficiary.

         III.8 Utilities: All utility services in such capacities as are necessary for the Mortgaged Property and the operation thereof for their intended purpose are available to the Mortgaged Property and the operation thereof for their intended purpose, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

         III.9 Streets and Parking: All parking areas, streets, roads, and/or highways necessary for the full utilization of the Improvements for their intended purposes have been completed or the necessary rights-of-way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority.

         III.10 Permits: All zoning, utility, building, health and operating permits (if any) required for the operation of the Improvements have been obtained and copies of same shall be delivered to Beneficiary.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

         Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

         IV.1 Payment and Performance: Grantor will pay the Indebtedness as and when called for in the Security Documents and will perform all of the Obligations in full and on or before the dates they are to be performed.

         IV.2 Existence: Grantor will preserve and keep in full force and effect its existence, rights, franchises and trade names.

         IV.3 Compliance with Legal Requirements: Grantor will promptly and faithfully comply with, conform to and obey all present and future Legal Requirements whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

         IV.4 Payment of  Impositions:  Subject to the  provisions  of paragraph
11.14 herein, Grantor will pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier of the date same becomes delinquent, or the day any fine, penalty, interest or cost may be added thereto or imposed or the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Grantor may, if permitted by law and pursuant to an agreement with the taxing entity, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions. Grantor may in good faith, in lieu of paying such Impositions as they become due and payable, by appropriate proceedings, contest the validity thereof. During such contest Grantor shall not be deemed in default hereunder because of such nonpayment if, in the case of a contest involving an amount in excess of $100,000, prior to delinquency of the asserted tax or assessment, Grantor furnishes Beneficiary an indemnity bond, conditioned that such tax or assessment with interest, cost and penalties be paid as herein stipulated, secured by a deposit in cash or security acceptable to Beneficiary or with surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Grantor and a reasonable additional sum to pay all possible costs, interest and penalties imposed or incurred in connection therewith. Upon conclusion of such contest Grantor shall promptly pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment.

         IV.5 Repair: Grantor will keep or cause the Mortgaged Property to be kept in good order and condition consistent with its existing condition, reasonable wear and tear excepted, and presenting a good appearance and will make or cause tenants of the Mortgaged Property to make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition, reasonable wear and tear excepted. Grantor will also use its reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usages as set forth in any plans and specifications for the Improvements submitted to Beneficiary or in the Security Documents. In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Grantor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in paragraph 5.2 hereinbelow; provided, however, that in instances where such emergency measures are to be taken, Grantor will promptly notify Beneficiary in writing of the commencement of such emergency measures and, when same are completed, the completion date and the measures actually taken.

         IV.6 Insurance: Grantor shall obtain and maintain insurance upon and relating to the Mortgaged Property providing the following described insurance coverage:

                  (a) Casualty. Fire and casualty insurance insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including but not limited to fire, lightning, hail, windstorm, explosion, malicious mischief, vandalism and rent loss or business interruption insurance covering loss of Rents) as are covered by extended coverage policies in effect where the Land is located and such other risks as may be specified by Beneficiary from time to time, all in such amounts and with such insurers of recognized responsibility as are acceptable to Beneficiary; provided, however, that absent written direction from Beneficiary, such insurance shall be in an amount not less than the full insurable replacement value of the Mortgaged Property with no co-insurance liability.

                  (b) Flood. If, and to the extent that the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, Grantor shall carry flood insurance with respect to the Mortgaged Property in amounts not less than the maximum limit of coverage then available with respect to the Mortgaged Property pursuant to any and all national and state flood insurance programs with respect to the Mortgaged Property or the amount of the Indebtedness, whichever is less.

                  (c) Boiler and Machinery. Boiler and machinery insurance covering loss or damage to all portions of the Mortgaged Property comprised of air conditioning and heating systems, other pressure vessels, machinery, boilers or high pressure piping in an amount and containing terms acceptable to Beneficiary.

                  (d) Liability Insurance. Commercial general liability, automobile liability, worker's compensation, employer liability and broad form umbrella or excess liability insurance policies against claims for bodily injury, death or property damage in an amount and containing terms acceptable to Beneficiary.

         Each insurance policy issued in connection with the Mortgaged Property shall provide, by way of endorsements, riders or otherwise, that proceeds will be payable to Beneficiary as its interest may appear. All renewal and substitute policies of insurance or certified copies thereof shall be delivered at the office of Beneficiary, premiums paid, at least thirty (30) days before termination of policies theretofore delivered to Beneficiary. If proof of renewal or re-issuance of any insurance policy required hereunder has not been received by Beneficiary at least thirty (30) days prior to the expiration of an existing policy, and Beneficiary gives at least ten (10) days written notice to Grantor or, if such policy will expire within said ten (10) day period, then such lesser notice prior to the expiration of the policy as Beneficiary may reasonably give, Beneficiary shall have the right, but not the obligation, to make premium payments, at Grantor's expense, to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same. All such payments by Beneficiary shall be part of the Indebtedness secured hereby and payable on demand.

         IV.7 Restoration Following Casualty: If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor will give notice thereof to Beneficiary. In case of loss in which the cost of the restoration, repair or replacement (hereinafter referred to as the "Work") of the Mortgaged Property estimated by Beneficiary shall not exceed $1,000,000.00 then such proceeds may be used for the prosecution of the Work in the manner hereinafter provided. If the cost of the Work estimated by Beneficiary shall exceed $1,000,000.00, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same upon the Indebtedness; however, if such repairs are essential to Grantor's ongoing business and the repayment of the Indebtedness, Beneficiary shall be reasonable in determining whether or not to make such funds available to pay the cost of the Work. Notwithstanding anything herein to the contrary if any loss shall occur at anytime when Grantor shall be in default in the performance of this covenant, Beneficiary shall be entitled to the benefit of all insurance policies held by or for any Grantor, to the extent as if same had been made payable to Beneficiary; and upon foreclosure hereunder, Beneficiary shall become the owner of any insurance proceeds paid or to be paid under said policies and shall promptly apply such proceeds to reduce the Indebtedness. In the event Beneficiary elects to make such insurance proceeds available to Grantor for such purpose, Grantor will promptly and at Grantor's sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction. In the event insurance proceeds are not made available to Grantor to restore, repair, replace or rebuild the Mortgaged Property as aforesaid, Grantor shall not be obligated to perform such work but shall clean up any damaged areas in a commercially reasonable manner at Grantor's sole cost and expense.

         If the proceeds of the insurance described in Paragraph 4.6 hereinabove are to be used for the prosecution of the Work, such proceeds shall be paid out by Beneficiary from time to time to Grantor (or, at the option of Beneficiary, jointly to Grantor and the persons furnishing labor and/or material incident to such restoration, repair or replacement or directly to such persons) as the Work progresses, subject to the following conditions if the cost of the Work exceeds $100,000.00: (a) an architect or engineer, approved by Beneficiary, shall be retained by Grantor (at Grantor's expense) and charged with the supervision of the Work and Grantor shall have prepared, submitted to Beneficiary and secured Beneficiary's written approval of the plans and specifications for such Work which shall not be unreasonably withheld or delayed; (b) each request for payment by Grantor shall be made on ten (10) days prior written notice to Beneficiary and shall be accompanied by a certificate executed by the architect or engineer supervising the Work stating, among such other matters as may be reasonably required by Beneficiary that: (i) all of the Work completed has been done in compliance with the approved plans and specifications; (ii) the sum requested is justly required to reimburse Grantor for payments by Grantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials); (iii) when added to all sums previously paid out by Grantor, the sum requested does not exceed the value of the Work done to the date of such certificate: and (iv) the amount of insurance proceeds remaining in the hands of Beneficiary plus any funds deposited with Beneficiary or demonstrated to be available for such purpose in accordance with subparagraph (f) below, will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Beneficiary may require an estimate of the cost of such completion); (c) each request shall be accompanied by waivers of lien satisfactory in form and substance to Beneficiary covering that part of the Work completed prior to that part of the Work for which payment or reimbursement is being requested and by a search prepared by a title company or licensed abstracter or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Mortgaged Property any mechanic's lien or other lien, affidavit or instrument asserting any lien or any lien rights with respect to the Mortgaged Property; (d) there has not occurred any Event of Default (as herein defined) since the hazard, casualty or contingency giving rise to payment of the insurance proceeds occurred; (e) in the case of the request for the final disbursement, such request is accompanied by a copy of any Certificate of Occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged Property lawful; and (f) if, in Beneficiary's reasonable judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or during the performance of the Work), Grantor shall deposit with Beneficiary, immediately upon a request therefor, or, demonstrate to Beneficiary's reasonable satisfaction that Grantor has funds available for such purpose in Grantor's possession (in which event such funds will be the first funds expended to pay for the Work) an amount of money which when added to such insurance proceeds will be sufficient, in Beneficiary's reasonable judgment, to complete the Work. If, upon completion of the Work, any portion of the insurance proceeds has not been disbursed to Grantor (or one or more of the other aforesaid persons) incident thereto, Beneficiary shall disburse such balance to Grantor. Nothing herein shall be interpreted to prohibit Beneficiary from (y) withholding from each such disbursement ten percent (10%) (or such greater amount, if permitted or required by any Legal Requirement) of the amount otherwise herein provided to be disbursed, and then continuing to withhold such sum until the time permitted for perfecting liens against the Mortgaged Property has expired, at which time the amount withheld shall be disbursed to Grantor (or to Grantor and/or any person or persons furnishing labor and/or material for the Work or directly to such persons), or (z) applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default.

         IV.8 Leases and Rents: Except in the ordinary course of Grantor's business (which shall generally include current market conditions at such location when such events occur), Grantor shall (a) with respect to any proposed Real Estate Lease, not execute any Real Estate Lease without the prior written consent of Beneficiary (and which Real Estate Lease shall be only for the occupancy by the tenant thereunder); (b) not discount any rent payable under any Real Estate Lease or modify or vary, surrender or terminate, either orally or in writing, any Real Estate Lease resulting in terms less favorable to Grantor than those existing as of the date hereof; (c) not cancel any Real Estate Lease affecting the Mortgaged Property or any part thereof; (d) not voluntarily terminate, cancel, waive, modify or amend its rights or the obligations of any party under any of the Real Estate Leases or (e) use all reasonable efforts to maintain each of the Real Estate Leases in full force and effect during the full term hereof. With respect to the Real Estate Leases, Grantor shall (i) not collect any rent payable for a period of more than one (1) month in advance (except that Grantor may collect the first month's rent at one time prior to the lease commencement date); (ii) not further assign its interest in, to or under any Real Estate Lease or the rents payable under any Real Estate Lease and from the Mortgaged Property to any person or entity; (iii) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon it under each of the Real Estate Leases; and (iv) appear and/or defend any action or proceeding involving Grantor arising under or in any manner connected with any of the Real Estate Leases. Grantor has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date herewith granting Beneficiary certain rights with respect to the Mortgaged Property including, without limiting the generality of the foregoing, the right to collect Rents directly from the tenants under the Real Estate Leases.

         IV.9 Inspection: Grantor will permit Trustee and Beneficiary and their agents, representatives and employees to inspect the Mortgaged Property during reasonable business hours, provided such inspection does not unreasonably interfere with the conduct of business by tenants occupying the Mortgaged Property. Trustee and Beneficiary will notify Grantor prior to any inspection.

         IV.10 Defense of Title: If the title of Trustee to, or the interest of Beneficiary in, the Mortgaged Property hereby conveyed, or any part thereof, shall be endangered or shall be attached, directly or indirectly, and in the event the title insurance company issuing Beneficiary a title insurance policy is either not defending against such claim or, in Beneficiary's reasonable opinion, not adequately defending against such claim, Grantor shall, at Grantor's expense, take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such title or interest in the Mortgaged Property. Grantor will indemnify and hold Beneficiary harmless from and against any and all loss, cost, damage, liability or expense (including all court costs and attorneys' fees) incurred by Beneficiary in protecting its interests hereunder in such an event. In the event Beneficiary, in Beneficiary's sole discretion, is not satisfied with Grantor's actions in such regard, Grantor hereby authorizes Beneficiary, at Grantor's expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such title or interest in the Mortgaged Property. All such payments by Beneficiary shall be part of the Indebtedness secured hereby and be payable on demand.

         IV.11 Future Impositions: At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust or upon any rights, titles, liens or security interests created hereby or upon the Letter of Credit, or any part thereof, upon Beneficiary's written request, Grantor shall immediately pay all such taxes; provided that, in the alternative, upon Beneficiary's written request, Grantor may, in the event of the enactment of such a law, and must if it is unlawful for Grantor to pay such taxes, prepay the amounts due under the Reimbursement Agreement in full within sixty (60) days after demand therefor by Beneficiary.

         IV.12 Estoppel Certificates. Grantor shall, upon request, promptly furnish, at any time and from time to time a written statement or affidavit, in such form as may be reasonably required by Beneficiary, stating the amount of the unpaid balance of funds advanced pursuant to the Letter of Credit.

         IV.13 Financial Statements and Reports: Grantor will maintain full and accurate books of account and other records reflecting the results of its operations and will furnish or cause to be furnished to Beneficiary those Financial Statements required pursuant to the Reimbursement Agreement.

                                    ARTICLE V

                               NEGATIVE COVENANTS

         Grantor hereby covenants and agrees with Beneficiary that, until the entire Indebtedness shall have been paid in full and all of the Obligations which are then subject to performance and discharge shall have been fully performed and discharged:

         V.1 Use Violations: Grantor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in any manner which (a) violates any Legal Requirement, including, without limitation, Legal Requirements with respect to the disposal of medical waste products, (b) may be dangerous unless safeguarded as required by law, or (c) constitutes a public or private nuisance.

         V.2 Alterations: Grantor (i) will not commit or permit any waste (as such term is defined at common law) of the Mortgaged Property and (ii) will not (subject to the provisions of paragraph 4.5 and 4.7 herein), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property which materially and adversely affect the structural portions of any Improvements, the exterior side or common areas of any Improvements, or any areas visible from the exterior or common areas of the Improvements.

         V.3 Replacement of Fixtures and Personalty: Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements (i) except in the ordinary course of Grantor's business in a manner that does not materially adversely affect Grantor's business operations or (ii) unless the removed item is obsolete, removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except such as may be first approved in writing by Beneficiary.

         V.4 No Further Encumbrances: Grantor will not, without the prior written consent of Beneficiary, create, place, suffer or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to the Mortgaged Property, other than (i) the Permitted Encumbrances, and (ii) leases of Personalty or Fixtures used on the Mortgaged Property which according to generally accepted accounting principles consistently applied are capital leases ("Capital Leases"), purchase money security interests in Personalty and Fixtures used on the Mortgaged Property and leases, which are not Capital Leases, of Personalty and Fixtures used on the Mortgaged Property, provided that the liability for the Personalty and Fixtures so leased and so subject to security interests does not exceed $1,500,000.00, or such greater amount as Beneficiary may agree to in writing. The foregoing shall not limit the right of tenants under Real Estate Leases to install removable fixtures subject to security interests on the Mortgaged Property which can be removed without damage to the Mortgaged Property and which pursuant to the Real Estate Leases and the written consent of Grantor obtained prior to installation shall remain the property of such tenants and shall not be considered part of the Mortgaged Property.

         V.5 Zoning; Title Matters: Grantor will not, without Beneficiary's express prior written consent, (A) initiate or support any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable thereto; (B) modify, amend or supplement any Permitted Encumbrances; (C) impose any restrictive covenants or any other encumbrance upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality; or (D) permit or offer the Mortgaged Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement by prescription.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         VI.1 Default: Any one or more of the following events shall constitute an "Event of Default" hereunder and under the Security Documents:

                  (a) A failure to pay when and as the same shall become due and payable, whether by maturity or otherwise, any interest, principal or other amounts required to be paid hereunder or under any of the Security Documents; which default continues for a period of ten (10) days after Beneficiary delivers written notice of such failure to Grantor; provided, however, Beneficiary shall only be obligated to deliver two such notices within any calendar year and if Beneficiary has delivered two written notices of prior failures to Grantor within a calendar year, Beneficiary shall not be obligated to deliver any additional written notices of subsequent failures within the calendar year after the two written notices of the prior failures and an Event of Default shall be deemed to occur automatically upon the subsequent failure within the calendar year to pay any such sum within ten (10) days of the date same is due and payable without any notice to Grantor;

                  (b) Default in the due observance or performance of any of the terms, covenants or conditions contained in this Deed of Trust or the Reimbursement Agreement or any of the Security Documents (except for a default described in subparagraph (a) above) which default continues for a period of thirty (30) days after Beneficiary delivers written notice of such default to Grantor;

                  (c) Any representation or warranty made by Grantor or a Guarantor to Beneficiary in any of the Security Documents or any certificate or document furnished to Beneficiary in connection with the funds advanced pursuant to the Letter of Credit or in furtherance of the requirements of this Deed of Trust or of any other Security Document shall be incorrect in any material respect at the time when made or at the time when reaffirmed or deemed reaffirmed by the terms of any Security Document;

                  (d) Subject to  Grantor's  rights to contest,  as set forth in
         Section 4.4 hereof, a failure by Grantor to pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto, all franchise taxes and charges, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, in an amount in excess of $100,000, including but not limited to, assessments for public improvements or benefits which are assessed, levied, confirmed, imposed or become a lien upon the Mortgaged Property or any part thereof or become payable during the term of the Reimbursement Agreement, which default continues for a period of thirty (30) days after Beneficiary delivers written notice thereof to Grantor;

                  (e) Grantor sells, leases (other than leases approved in writing by Beneficiary), exchanges, assigns, conveys or otherwise disposes of the Land, Improvements, or Real Estate Leases or any interest therein, or enters into a written agreement to do so, or grants or permits to exist any other mortgage, deed of trust or other lien, charge or encumbrance against the Land, Improvements, or Real Estate Leases, whether superior or inferior to this Deed of Trust;

                  (f) Except as  permitted  in  accordance  with  Section 5.3 or
         Section 5.4 above, Grantor sells, leases, exchanges, assigns, conveys or otherwise disposes of any portion of the Mortgaged Property, other than the Land, Improvements or Real Estate Leases or any interest thereon covered by Section 6.1(e) hereof, or enters into a written agreement to do so, or grants or permits to exist any other lien, charge or encumbrance against such property, whether superior or inferior to the liens and security interests in this Deed of Trust, and such default continues for a period of thirty (30) days after written notice thereof to Grantor;

                  (h) Grantor shall be in Default (as that term is defined in the Reimbursement Agreement);

                  (i) A receiver, liquidator or trustee of Grantor, a Guarantor or of the Mortgaged Property or of any substantial portion of the properties of any of them, shall be appointed and shall not be removed within thirty (30) days;

                  (j) A petition in bankruptcy or for reorganization or for protection under any Debtor Relief Laws shall have been filed against Grantor, or a Guarantor and the same is not withdrawn, dismissed, canceled or terminated within sixty (60) days;

                  (k) Grantor or a Guarantor makes an assignment for the benefit of creditors or files or consents to the filing of a petition in bankruptcy or for protection under any Debtor Relief Laws or commences or consents to the commencement of any proceeding under the Federal Bankruptcy Code or any other federal or state law, now or hereafter in effect, relating to the reorganization of Grantor, or a Guarantor or the arrangement or rearrangement or readjustment of the debts of Grantor or a Guarantor or having the effect of enjoining or staying the exercise of rights or remedies by creditors, it being understood that the filing against any such entity of such a petition by a partner of such entity, shall be deemed to be a filing with the consent of such entity;

                  (l) There is an attachment or sequestration of or relating to a portion of the Mortgaged Property with a value of more than $500,000 and the same is not promptly discharged within thirty (30) days;

                  (m) Grantor ceases to do business or terminates its business of owning and operating a warehouse and general offices on the Land for any reason whatsoever;

                  (n) A material default occurs under any other agreement that Grantor or any Guarantor has with Beneficiary, and such default continues beyond any applicable grace period and for a period of thirty
         (30) days after Beneficiary delivers written notice of such default to Grantor;

                  (o) Any suit is filed against Grantor which, if adversely determined, could substantially impair the ability of Grantor to perform each and every one of its obligations under and by virtue of the Security Documents, and Grantor fails to answer such suit and diligently prosecute the defense of such suit;

                  (p) Grantor shall default or breach any material Governmental Requirements pertaining to the Mortgaged Property, and such default continues for a period of thirty (30) days after Beneficiary delivers written notice of such default to Grantor;

                  (q) Grantor shall be in default under the terms of any document evidencing or securing payment of a debt in excess of $100,000 secured by any lien or security interest on the Mortgaged Property or Improvements (without implying Beneficiary's consent to the existence, placing, creating or permitting of any lien or security interest) and such default continues for a period of thirty (30) days after delivery of written notice thereof from Beneficiary to Grantor;

                  (r) The dissolution of Grantor without the immediate reconstitution of Grantor in a manner so that Beneficiary's rights hereunder, and Grantor's operations are not materially adversely affected; and

                  (s)  Any   substantial   damage  to  or   destruction  of  the
         Improvements shall occur and insurance proceeds (together with other funds available for such purpose, including funds of Grantor) shall not, in the reasonable opinion of Beneficiary, be sufficient to restore or repair the Improvements and pay all extra cost to be incurred such as additional interest, or if insurance proceeds shall not be paid within one hundred twenty (120) days after the date of such casualty, or if Grantor shall fail to promptly commence repair or restoration of the Improvements and/or thereafter not diligently complete such repair and restoration within a reasonable time any of which continue for a period of thirty (30) days after written notice of such default from Beneficiary to Grantor.

         As used in this Section 6.1, the term control as used with respect to any person or entity shall mean the possession of the power to direct the management and policies of such entity.

                                   ARTICLE VII

                             DEFAULT AND FORECLOSURE

         VII.1 Remedies: If an Event of Default shall occur and shall continue, Beneficiary may, at Beneficiary's election and by and through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

                  (a) Acceleration and Future Advances: Declare the entire Indebtedness, Principal Balance (defined hereby as meaning the then unpaid principal balance on the funds advanced under the Letter of Credit), the accrued interest and any other accrued but unpaid interest thereon, court costs, and attorney's fees hereunder immediately due and payable, without (except as specifically set forth herein) notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable. Additionally, Beneficiary shall not be required to make any further advances under the Letter of Credit or other Security Documents upon the occurrence of an Event of Default or an event which, with the giving of notice or passing of time, would constitute an Event of Default.

                  (b) Entry on Mortgaged Property: To the extent permitted by law, with prior notice to Grantor, enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto without being guilty of trespass. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent thereto, Beneficiary may, without notice to Grantor, invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

                  (c) Operation of Mortgaged Property: Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem necessary or desirable) and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of paragraph 7.4 herein.

                  (d) Foreclosure and Sale: Upon the acceleration of the Indebtedness, or at any time thereafter, the Trustee, or his successor or substitute as hereinafter provided, at the request of Beneficiary, may enforce this trust and execute the power of sale herein granted in accordance with applicable law. After advertising the time, place and terms of the sale of the Mortgaged Property and mailing notices to such parties and in such form as may then be required by law, and otherwise complying with applicable laws affecting foreclosure by exercise of the power of sale granted herein, the Trustee shall sell the Mortgaged Property at public auction in accordance with such advertisement and notices at the time and place specified therein, to the highest bidder for cash, selling all of the Mortgaged Property as an entirety or in such parcels as the Trustee may elect, and make due conveyance to the purchaser or purchasers. The recitals in the conveyance to the purchaser or purchasers shall be full and conclusive evidence of the truth of the matters therein stated, all prerequisites to said sale shall be presumed to have been performed in accordance with law, and such sale and conveyance shall be conclusive against Grantor, its heirs, successors and assigns.

                  (e) Trustee or Receiver: Upon, or at any time after, commencement of foreclosure of the lien and security interest provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of paragraph 7.4 herein.

                  (f) Other: Exercise any and all other rights, remedies and recourses granted under the Security Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, including, without limiting the generality of the foregoing:

                           (i) to the  extent  permitted  by  law,  institute  a
                  proceeding or proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust as a mortgage or otherwise under any applicable provision of law, in addition to the statutory power of sale and all other rights and remedies hereunder;

                           (ii) institute a proceeding or proceedings for the partial foreclosure of this Deed of Trust under any applicable provision of law for the portion of the Indebtedness then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority to secure the balance of the Indebtedness not then due and payable;

                           (iii) to the extent permitted by applicable law, sell
                  the Mortgaged Property, and all estate, right, title interest, claim and demand of Grantor therein, and all right of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, Beneficiary may elect to deem all of the Mortgaged Property to be real property for the purposes thereof), and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property;

                           (iv) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents;

                           (v) sue and recover a judgment on the Indebtedness as
                  the same become due and payable, or on account of any default or defaults by Grantor under the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents;

                           (vi) release any portion of the Mortgaged Property for such consideration as Beneficiary may reasonably require, without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Indebtedness shall have been reduced by the actual monetary consideration, if any, received by Beneficiary for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienor; and/or

                           (vii) take all  actions  permitted  under the Uniform
                  Commercial Code of the state in which the Mortgaged Property is located.

         If Beneficiary exercises any of the rights or remedies set forth herein, Beneficiary shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purposes, nor shall Beneficiary be deemed a mortgagee in possession by reason of such entry or taking possession. Beneficiary will not be liable to account for any action taken pursuant to any such exercise other than for rents actually received, nor be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, nor from any other act or omission of Beneficiary, except to the extent such loss is caused by the willful misconduct or gross negligence of Beneficiary. Grantor hereby consents to, ratifies and confirms the exercise by Beneficiary of said rights and remedies and appoints Beneficiary as Grantor's attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable for such purposes.

         VII.2 Expenses: In any proceeding, judicial or otherwise, to foreclose this Deed of Trust or enforce any other remedy of Beneficiary under the Reimbursement Agreement, this Deed of Trust or any other Security Documents, there shall be allowed and included as an addition to and a part of the Indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses, including attorneys' fees and court costs, which may be paid or incurred in connection with the exercise by Beneficiary of any of its rights and remedies and the same shall be secured by this Deed of Trust.

         VII.3 Rights Pertaining to Sales: The following provisions shall, to the extent permitted by law, apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Deed of Trust, whether under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

         (A) Trustee may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more of such sales as to any part of the Mortgaged Property that have not been sold, or by any sale that is not completed or is defective until the Indebtedness shall have been paid in full.

         (B) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale, and sale may be completed at the time and place so announced without further notice.

         (C) After each sale, Trustee, his successors and assigns or an officer of any court empowered to do so, shall, as required by law, execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, and assigning the property and rights sold and shall receive the proceeds of such sale or sales and apply the same as herein provided. Beneficiary is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Beneficiary may execute all necessary instruments to accomplish the same, and may substitute one or more persons with like power, and Grantor hereby ratifies and confirms all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary or such purchaser or purchasers, as applicable, all such instruments as may be advisable, in Beneficiary's judgment, for the purposes designated in such request.

         (D) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection (C) of this Section given by Beneficiary concerning nonpayment of the Indebtedness, occurrence of any Event of Default, any declaration by Beneficiary that all or any of the Indebtedness is due and payable, any request to sell, any representation that notice of time, place and terms of sale and property or rights to be sold was duly given, or that any other act or thing was duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

         (E) The receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to give the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purchase of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         (F) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof, by, through or under Grantor to the fullest extent permitted by applicable law.

         (G) Upon any such sale or sales, Beneficiary may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Indebtedness the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sum which Beneficiary is authorized to charge to Grantor under the terms of this Deed of Trust, to the extent necessary to satisfy such bid.

         (H) In the event that Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Grantor or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of unlawful detainer proceedings or other appropriate proceedings, and to any other right or remedy available hereunder or under applicable law.

         (I) Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any or all of the Mortgaged Property.

         (J) In the event of any sale referred to in this Section, all of the Indebtedness, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary in the Reimbursement Agreement, this Deed of Trust or any other Security Documents, become due and payable.

         (K) This instrument shall be effective as a mortgage. If a foreclosure hereunder shall be commenced by Trustee, Beneficiary may, at any time before the sale of the Mortgaged Property, direct the Trustee to abandon the sale, and may institute suit for the collection of the Indebtedness and for the foreclosure of this Deed of Trust. If Beneficiary shall institute suit for the collection of the Indebtedness, and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and direct the Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust. Beneficiary may pursue its rights and remedies against any guarantor or other party liable for any of the Indebtedness in such a suit for foreclosure or by separate suit, whether or not the Trustee is also pursuing a sale under the terms hereof.

         VII.4 Application of Proceeds: The purchase money, proceeds or avails of any sale, together with any other sums which may be held by Beneficiary hereunder, whether under the provisions of this Article or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

         FIRST: To the payment of the costs and expenses of any such sale, including the commission or statutory fee payable to Trustee, compensation to Beneficiary, its agents and counsel, and all other liabilities and advances made or incurred by Beneficiary or Trustee hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

         SECOND: Ratably, to the payment in full of the Indebtedness (including principal, interest, and other sums owed in such order as Beneficiary may elect).

         THIRD: To the extent permitted by applicable law, to be set aside by Beneficiary as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First and Second above to Beneficiary, arising out of an obligation or liability with respect to which Grantor has agreed to indemnify it, but which sums are not yet due and payable or liquidated;

         FOURTH:   The surplus,  if any, to  whomsoever may be lawfully entitled thereto.

         VII.5 Additional Remedial Provisions: (A) No right or remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given under the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

         (B) No delay or omission by Beneficiary to exercise any right or remedy hereunder upon an Event of Default shall impair such exercise, or be construed to be a waiver of any such Event of Default or an acquiescence therein.

         (C) The failure, refusal or waiver by Beneficiary of its right to assert any right or remedy hereunder upon any Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent Event of Default or other occurrence.

         (D) Beneficiary shall not have any obligation to pursue any rights or remedies it may have under any other agreement, the Reimbursement Agreement or any other of the Security Documents prior to pursuing its rights or remedies under the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents.

         (E) No recovery of any judgment by Beneficiary and no levy of an execution upon the Mortgaged Property or any other property of Grantor shall affect, in any manner or to any extent, the lien and security interest of this Deed of Trust upon the Mortgaged Property, and any liens, rights, powers and remedies shall continue unimpaired as before.

         (F) Beneficiary may resort to any security given by this Deed of Trust or any other security now given or hereafter existing to secure the Indebtedness, in whole or in part, in such portions and in such order as it may, in its discretion, elect, and no such election shall be construed as a waiver of any of the liens, rights or benefits granted hereunder.

         (G) Nothing in the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents shall be deemed a waiver or a cure of such Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

         (H) In the event that Beneficiary shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned, defectively performed or completed or determined adversely to Beneficiary for any reason, then Grantor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

         VII.6 Waiver of Rights and Defenses: To the full extent Grantor may do so, Grantor agrees with Beneficiary as follows:

         (A) Grantor hereby waives and will not at any time insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Grantor, for itself and its successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property, hereby waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

         (B) Grantor hereby waives and shall not have or assert the matters set forth in subsection (A) of this Section, or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Beneficiary hereunder, including sale of the Mortgaged Property for the collection of the Indebtedness and the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to any other person.

         (C) If any statute or rule of law referred to in this Section and now in force, of which Grantor or any of its successors of assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section.

         (D) Grantor shall not be relieved of its obligation to pay the Indebtedness or perform the Obligations at the time and in the manner provided in the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents, nor shall the lien, security interest or priority of this Deed of Trust or any other of the Security Documents be impaired by any of the following actions, nonactions or indulgences by Beneficiary:

                  (i) any failure or refusal by Beneficiary to comply with any request by Grantor, or to consent to any action by Grantor, or to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or any other of the Security Documents;

                  (ii) any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Indebtedness, or any person liable for payment of the Indebtedness;

                  (iii) any waiver by Beneficiary of compliance by Grantor with any provision of the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents, or consent by Beneficiary to the performance by Grantor of any action which would otherwise be prohibited hereunder or thereunder, or to the failure by Grantor to take any action which would otherwise be required hereunder or thereunder; and

                  (iv) any agreement or stipulation, with or without Grantor's consent, between Beneficiary and any subsequent owner or owners of the Mortgaged Property or any other security for the Indebtedness, renewing, extending or modifying the time of payment or the terms of the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents (including a modification of any interest rate), and in any such event Grantor shall continue to be obligated to pay the
         Indebtedness at the time and in the manner provided in the Reimbursement Agreement, this Deed of Trust and the other of the Security Documents as so renewed, extended or modified, unless expressly released and discharged by Beneficiary.

                                  ARTICLE VIII

                                  CONDEMNATION


         VIII.1 Application of Proceeds: If the Mortgaged Property or any part thereof, shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking, or injury to, the Mortgaged Property (the "Award") shall be paid to Beneficiary. To enforce its rights hereunder, Beneficiary shall be entitled to participate in any condemnation proceedings and to be represented therein by counsel of its own choice, and Grantor will deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

         In case of a taking in which the cost of the restoration, repair or replacement (hereinafter referred to as the "Restoration") of the Mortgaged Property estimated by Beneficiary shall not exceed $1,000,000 then such Award may be used for the prosecution of the Restoration in the manner hereinafter provided. If the cost of the Restoration estimated by Beneficiary shall exceed $1,000,000, Beneficiary, at its option, shall be entitled to receive and retain the Award, applying the same upon the Indebtedness. In the event Beneficiary elects to make such Award available to Grantor for such purpose, Grantor will (if such work is necessary to the continued operation of the Mortgaged Property as determined by Beneficiary in its reasonable discretion) promptly and at Grantor's sole cost and expense and regardless of whether the Award (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such taking subject to the conditions and restrictions applicable to Grantor's use of insurance proceeds contained in the second paragraph of Section 4.7 above.

         In the event the Award exceeds the cost of any work to restore, repair, replace and rebuild the Mortgaged Property, following completion of such work Beneficiary shall apply such excess to the Indebtedness or, pay such excess to Grantor if Grantor furnishes Beneficiary with an appraisal acceptable to Beneficiary concluding that the appraised value of the Mortgaged Property following such taking and work is at least two times the sum of (i) the outstanding balance of the funds advanced pursuant to the Letter of Credit and
(ii) the remaining amount which Beneficiary may be obligated to advance under the Letter of Credit pursuant to the Reimbursement Agreement.

                                   ARTICLE IX

                               SECURITY AGREEMENT

         IX.1 Security Interest: This Deed of Trust shall be construed as a Deed of Trust on real property, and it shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior pledge and assignment and a first and prior security interest under the Missouri Uniform Commercial Code as to the property within the scope thereof and situated in the State of Missouri with respect to the Personalty, Fixtures, Leases and Rents subject to the Permitted Encumbrances. Grantor has granted, bargained, conveyed, assigned, transferred and set over, and by these presents does grant, bargain, convey, assign, transfer and set over unto Beneficiary a first and prior security interest in and to all of Grantor's right, title and interest in, to and under the Personalty, Leases and Rents, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. Upon an Event of Default, Grantor shall gather all of the Mortgaged Property which is Personalty at a location designated by Beneficiary for sale pursuant to the terms hereof.

         IX.2 Financing Statements: Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, consider reasonably necessary to create, perfect and preserve Beneficiary's security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Pursuant to the Missouri Uniform Commercial Code this Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty. The addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are as set forth herein. The above described goods are or are to become fixtures related to the Land and Improvements of which Grantor is record title owner.

         IX.3 Uniform Commercial Code Remedies: Trustee and Beneficiary shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded a secured party by the aforesaid Missouri Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Security Documents and at law.

         IX.4 No Obligation of Trustee or Beneficiary: The assignment and security interest herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a trustee in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to operate the Mortgaged Property or attempt to do the same, or take any action, incur expenses or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                    ARTICLE X

                             CONCERNING THE TRUSTEE

         X.1 No Liability: Trustee shall not be liable for any error or judgment or act done by Trustee or be otherwise responsible or accountable except for Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder.

         X.2 Retention of Monies: All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and Trustee shall be under no liability for interest on any monies received by him hereunder.

         X.3 Successor Trustee: Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If trustee shall die, resign or become disqualified from acting in the execution of this Trust or shall fail or refuse to exercise the same when requested by Beneficiary so to do or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. If any notice of a foreclosure sale hereunder has been sent or published, or is being published, when such appointment of a successor or substitute Trustee is made, the successor or substitute Trustee may complete said sale at the time and place designated in such notice without the necessity of sending or publishing further notice.

         X.4 Succession Instruments: Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless, upon the written request of Beneficiary or his successor trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by Trustee to the successor trustee so appointed in its or his place.

         X.5 Performance of Duties by Agents: Trustee may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including, without limitation, the transmittal and posting of any notices.

                                   ARTICLE XI

                                  MISCELLANEOUS

         XI.1 Survival of Obligations: Each and all of the Obligations shall survive the execution and delivery of the Security Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full.

         XI.2 Further Assurances: Grantor, upon the request of Trustee or Beneficiary, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may reasonably be necessary, desirable or proper to carry out more effectively the purposes of the Security Documents, to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including, specifically, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property, and to complete, execute, record and file any document or instrument necessary to place third parties on notice of the liens and security interests granted under the Security Documents. Grantor hereby irrevocably appoints Trustee and Beneficiary as its agents to execute and deliver all such instruments and additionally to record and file any of the same as may be necessary.

         XI.3 Recording and Filing: Grantor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         XI.4 Notices: Any notice, request or other communication required or permitted to be given hereunder may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. Mails, certified mail, return receipt requested, postage prepaid, and addressed to the party to receive such notice at the address set forth below or such address elected in writing by the party to receive such notice; but actual notice however given or received, shall always be effective. The last preceding sentence shall not be construed in anywise to effect or impair the waiver of notice or demand to or upon Grantor in any situation or for any reason (except as otherwise specifically provided).


         If to Grantor:                       K-V Pharmaceutical Company
                                              2503 South Hanley Road
                                              St. Louis, Missouri 63144
                                              Attn: Gerald R. Mitchell

         with copy to:                        Gallop, Johnson & Neuman, L.C.
                                              Interco Corporate Tower
                                              101 South Hanley
                                              St. Louis, Missouri 63105
                                              Attn: John P. Walsh, Esq.

         If to Beneficiary:                   LaSalle National Bank
                                              135 South LaSalle Street
                                              Chicago, Illinois 60603

         Attn:  Chip Schroederwith            Vedder, Price, Kaufman & Kammholz
         copy to:                             222 North LaSalle Street
                                              Suite 2300
                                              Chicago, Illinois 60601
                                              Attn: Michael A. Nemeroff, Esq.

         XI.5 No Waiver: Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of the same or of any other term, provision or condition thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

         XI.6 Beneficiary's Right to Pay Indebtedness and Pay Obligations: If an Event of Default shall occur and be continuing under any of the Security Documents, then at any time thereafter and without further notice to or demand upon Grantor or any other party, without waiving or releasing any other right, remedy or recourse Beneficiary may have because of the same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it may deem necessary or appropriate. Grantor shall be obligated to repay Beneficiary for all sums advanced by it pursuant to this Paragraph 11.6 and shall indemnify and hold Beneficiary harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including reasonable attorney's fees, incurred or accruing by any acts performed by Beneficiary pursuant to the provisions of this Paragraph 11.6 or by reason of any other provision of the Security Documents. All sums paid by Beneficiary pursuant to this Paragraph 11.6 and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the "Default Rate" as defined in the Reimbursement Agreement from the date of such payment or expenditure, shall constitute additions to the Indebtedness and Obligations, shall be secured by the Security Documents and shall be paid by Grantor to Beneficiary upon demand.

         XI.7 Covenants Running with the Land: All obligations contained in the Security Documents are intended by the parties to be and shall be construed as covenants running with the Mortgaged Property.

         XI.8 Successors and Assigns: All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their respective successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

         XI.9 Severability: The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances or other instruments referred to hereinabove shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         XI.10 Usury: All agreements in the Reimbursement Agreement and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of the Reimbursement Agreement, this Deed of Trust or any other of the Security Documents at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Indebtedness to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Grantor. Grantor hereby affirms that the Indebtedness was obtained, and the proceeds thereof have been and shall be used, solely for business purposes.

         XI.11 Entire Agreement and Modification: The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         XI.12 Counterparts: This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

         XI.13 Headings and General Application: The article, paragraph and subparagraph entitlements hereof are inserted for convenience or reference only and shall in no way affect, modify or define, or be used in construing, the text of such article, paragraph or subparagraph. If the context requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

         XI.14 Impositions and Insurance Escrow: To implement the provisions of Paragraphs 4.4 and 4.6 hereof, upon the occurrence of an Event of Default, Grantor, at Beneficiary's request, shall pay to Beneficiary in advance, as and when directed by Beneficiary and as escrowed sums, an amount equal to the sums of: (a) monthly, an amount reasonably determined by Beneficiary to be equal to the amount which, when added to the other monthly payments to be made prior to the due date of the annual Impositions, shall be sufficient to pay the annual Impositions (estimated wherever necessary) to become due for the tax year during which such payment is so directed; and (b) monthly, an amount reasonably determined by Beneficiary to be equal to the amount which, when added to the other monthly payments to be made prior to the due date of the insurance premiums, shall be sufficient to pay the insurance premiums for the same year for those insurance policies as are required hereunder. If Beneficiary determines that any amounts theretofore paid by Grantor are insufficient for the payment in full of such Impositions and insurance premiums, Beneficiary shall notify Grantor of the increased amounts required to provide a sufficient fund, whereupon Grantor shall pay to Beneficiary within thirty (30) days thereafter the additional amount so stated in Beneficiary's notice. The escrowed sums may be held by Beneficiary in non-interest bearing accounts and may be commingled with Beneficiary's other funds. Upon assignment of this Deed of Trust, Beneficiary shall have the right to pay over the balance of the escrowed sums then in its possession to its assignee, whereupon Beneficiary and its Trustee shall then become completely released from all liability with respect thereto. Upon payment of the Indebtedness and Obligations, or at such earlier time that Beneficiary may elect, the balance of the escrowed sums in its possession may be paid over to Grantor, and no other party shall have any right or claim thereto. If the Event of Default shall be cured by Grantor, the escrowed sums must be repaid to Grantor in sufficient time to allow Grantor to satisfy Grantor's obligations under the Security Documents to pay the Impositions and the required insurance premiums or may be paid by Beneficiary directly to the Governmental Authority and the insurance company entitled thereto. If an Event of Default shall have occurred or be continuing hereunder, and Beneficiary has accelerated the termination date of the Reimbursement Agreement as provided for herein, Beneficiary shall have the additional option of crediting the full amount of the escrowed sums against the Indebtedness. Notwithstanding anything to the contrary contained in this Paragraph 11.14 or elsewhere in this Deed of Trust, Beneficiary hereby reserves the right to waive the payment by Grantor to Beneficiary of the escrowed sums and, in the event Beneficiary does so waive such payment, it shall be without prejudice to Beneficiary's right to insist, at any subsequent time or times, that such payments be made in accordance herewith.

         XI.15 Sole Benefit: This instrument and the other Security Documents have been executed for the sole benefit of Grantor and Beneficiary and the heirs, successors, assigns and legal representatives of Beneficiary. No other party shall have rights thereunder nor be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. Grantor shall have no right to assign any of their rights under the Security Documents to any party whatsoever, including the right to receive advances under the Letter of Credit or otherwise.

         XI.16 Subrogation: If any or all of the proceeds of the Indebtedness or the Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Beneficiary at Grantor's request, and, to the extent of such funds so used, the Indebtedness and Obligations in this Deed of Trust shall be subrogated to and extend to all of the liens and titles heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former liens and titles, if any, shall not be waived, but rather shall be continued in full force and effect and in favor of Beneficiary and shall be merged with the lien and security for the repayment of the Indebtedness and satisfaction of the Obligations.

         XI.17 Business or Commercial Purpose: Grantor warrants that the extension of credit evidenced by the Letter of Credit secured hereby is solely for business or commercial purposes, other than agricultural purposes. Grantor further warrants that the credit transaction evidenced by the Reimbursement Agreement is specifically exempted under Regulation Z issued by the Board of Governors of the Federal Reserve System and Title I (Consumer Credit Cost Disclosure) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

         XI.18 JURISDICTION AND VENUE: GRANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GRANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS DEED OF TRUST OR THE OTHER SECURITY DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MISSOURI, ST. LOUIS COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MISSOURI OR, IF BENEFICIARY INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS ANY COURT IN WHICH BENEFICIARY SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. GRANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY BENEFICIARY IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY ACTUAL DELIVERY OR REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GRANTOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT HEREIN. GRANTOR WAIVES ANY CLAIM THAT ST. LOUIS, MISSOURI OR THE DISTRICT OF MISSOURI IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GRANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GRANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY BENEFICIARY AGAINST GRANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS, PROVIDED, HOWEVER, BENEFICIARY MAY NOT SEEK A DEFAULT JUDGMENT FOR AT LEAST THIRTY (30) DAYS AFTER THE DATE OF PROOF OF SERVICE. THE EXCLUSIVE CHOICE OF FORUM FOR GRANTOR SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY BENEFICIARY, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY BENEFICIARY, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GRANTOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         XI.19 WAIVER OF RIGHT TO JURY TRIAL: BENEFICIARY AND GRANTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS DEED OF TRUST OR ANY OF THE OTHER SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         XI.20 APPLICABLE LAW: THIS DEED OF TRUST AND THE OTHER SECURITY DOCUMENTS SHALL BE DEEMED TO HAVE BEEN, DELIVERED AND ACCEPTED IN, AND THIS DEED OF TRUST, AND THE OTHER SECURITY DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF, THE STATE OF MISSOURI (WITHOUT REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES), THE STATE IN WHICH BENEFICIARY'S PRINCIPAL PLACE OF BUSINESS IS LOCATED, AND BY EXECUTION HEREOF GRANTOR AND BY ACCEPTANCE HEREOF, BENEFICIARY, EACH AGREE THAT SUCH LAWS AND DECISIONS OF THE STATE OF MISSOURI SHALL GOVERN THIS DEED OF TRUST AND THE OTHER SECURITY DOCUMENTS, NOTWITHSTANDING THE FACT THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, VALIDITY, PERFECTION AND ENFORCEMENT BY BENEFICIARY OF ITS RIGHTS AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL LOCATED IN ANY STATE OTHER THAN MISSOURI, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

         XI.21 TENANCY OF GRANTOR: GRANTOR HEREBY RESERVES POSSESSION OF THE LAND, IMPROVEMENTS AND FIXTURES AND AGREES TO LEASE THE SAME AS TENANT OF THE TRUSTEE AT A RENTAL OF ONE CENT PER MONTH, PAYABLE ON DEMAND, UNTIL AN EVENT OF DEFAULT SHALL OCCUR HEREUNDER, WHEREUPON GRANTOR SHALL DELIVER POSSESSION OF THE LAND, IMPROVEMENTS AND FIXTURES TO THE TRUSTEE OR THE PURCHASER AT ANY FORECLOSURE OR TRUSTEE'S SALE HEREUNDER.

         Executed as of the date first above written.

                                        K-V Pharmaceutical Company, a Delaware
                                        corporation



                                        By:
                                        Name:
                                        Title:




THE STATE OF                        )
                                    )
COUNTY OF                           )

         On this ______ day of October, 1997, before me appeared _________________________, to me personally known, who being by me duly sworn, did say that he is the _______________ of K-V Pharmaceutical Company, a Delaware corporation and that said instrument was signed in behalf of said company by authority of its Board of Directors and said _______________ acknowledged said instrument to be the free act and deed of said company.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.



                                       ----------------------------------------
                                       Notary Public
My Commission Expires:

------------------------

                                   Exhibit "A"

                              PROPERTY DESCRIPTION

         Lot 2 of WESTPORT INDUSTRIAL SUBDIVISION FIRST ADDITION, according to the plat thereof, recorded in Book 106, page 12 in the St. Louis County Recorder's Office.

                                   Exhibit "B"

                             PERMITTED ENCUMBRANCES

         1. All assessments and taxes for the year 1997 and all subsequent years for the County of St. Louis and City of Maryland Heights.

         2. Building lines and easements established by the plat recorded in Plat Book 106 page 12, and covenants and restrictions, including a provision for Subdivision Assessments, contained in the instrument recorded in Book 4997 page 13.

         3. Terms, conditions, covenants and provisions contained in Declaration creating West Port Industrial Community Association recorded in Book 4997 page 13.

         4. Terms, conditions, restrictions and assessments contained in sewer contract recorded in Book 4885 page 463.

         5. Easement granted to Fee Fee Trunk Sewer, Inc., by instrument recorded in Book 4981 page 379.

         6. Easement granted to The St. Louis County Water Company by instrument recorded in Book 5955 page 271.

         7.  Easement  granted  to  Southwestern   Bell  Telephone   Company  by
instrument recorded in Book 6011 page 252.

         8. Easement granted to Union Electric Company according to instrument recorded in Book 6091 page 240, as partially released according to instrument recorded in Book 7299 page 2494 of the St. Louis County Records.

         9. Easement granted to Union Electric Company by instrument recorded in Book 8881 page 1786.